UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2008

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Hexion Specialty Chemicals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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New Jersey
(State or Other Jurisdiction of Incorporation)

1-71 (Commission File Number)	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

614-225-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

     On October 27, 2008, Hexion Specialty Chemicals, Inc. (“Hexion”) issued a press release announcing that certain stockholders of Huntsman Corporation (“Huntsman”) have agreed to make an additional cash commitment to Huntsman of approximately $217 million, conditioned upon the closing of the Huntsman Hexion merger. Together with the other commitments announced by Huntsman on September 11, 2008 or received by Huntsman subsequent to that date, these additional commitments raise the total amount of committed payments from Huntsman stockholders to approximately $677 million. Hexion also announced that investment funds managed by affiliates of Apollo Management, L.P. have agreed to make an additional cash equity investment of $210 million in Hexion. Together with the $540 million cash equity investment announced by Hexion on October 9, 2008, investment funds managed by affiliates of Apollo Management, L.P. have now agreed to make an aggregate cash equity investment of $750 million in Hexion. The new cash equity investment is not required by any contractual obligation of Hexion or Apollo, and is conditioned upon closing of the merger and the funding of the Huntsman stockholder commitments noted above.

Item 9.01   Financial Statements and Exhibits

          (d)     Exhibits

                    99.1    Press release issued October 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: October 27, 2008

	By:	/s/ Mary Ann Jorgenson
Executive Vice President &
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued October 27, 2008.